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                                                                   EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Penn National Gaming, Inc. of our report dated February 2, 2001 relating to the financial statements of CRC Holdings, Inc. - Gaming Division, which appears in Penn National Gaming, Inc.'s Current Report on Form 8-K/A filed on June 8, 2001, which is incorporated by reference in Penn National Gaming, Inc.'s Registration Statement on Form S-3 (333-63780). We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-3 (333-63780), which is incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Miami, Florida
February 21, 2002